UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2014

Southern National Bancorp of Virginia, Inc.
(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	001-33037 (Commission File Number)	20-1417448 (IRS Employer Identification No.)

6830 Old Dominion Drive
McLean, VA 22101
 (Address of Principal Executive Offices)

(703) 893-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 1.01	Entry into a Material Definitive Agreement.

On January 8, 2014, Southern National Bancorp of Virginia, Inc., a Virginia corporation (“Southern National”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prince George’s Federal Savings Bank, a federally-chartered stock savings bank (“PGFSB”), and Southern National’s wholly-owned subsidiaries, Sonabank, a Virginia-chartered commercial bank, and SONA Interim Federal Savings Bank (in formation), providing for, upon the terms and and subject to the conditions set forth therein, the merger of SONA Interim Federal Savings Bank with and into PGFSB, such that PGFSB would become a wholly-owned subsidiary of Southern National as of the effective time of the merger (“Merger”).  The Merger Agreement also provides that, immediately following the consummation of the Merger, PGFSB will merge with and into Sonabank, with Sonabank continuing as the surviving bank and remaining a wholly-owned subsidiary of Southern National (“Bank Merger”).  The Merger Agreement was approved by the Board of Directors of each of Southern National and PGFSB.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, PGFSB shareholders will have the right to receive, at their election, cash or shares of common stock, par value $0.01 per share, of Southern National (“Southern National Common Stock”), or a mix of cash and Southern National Common Stock, in any case having a value equal to $12.75 per share of PGFSB (the “Merger Consideration”).  The ability of PGFSB shareholders to elect the form of Merger Consideration is subject to the provisions of the Merger Agreement stating that 50% of the Merger Consideration will be paid in cash, and 50% will be paid in newly-issued shares of Southern National Common Stock.  Accordingly, shareholders’ elections may be adjusted and prorated. The exchange ratio for the stock component of the transaction will be determined by dividing $12.75 by the weighted average stock price of Southern National Common Stock during the twenty trading day period ending five business days before the closing of the Merger.

The Merger Agreement contains customary representations and warranties from both Southern National and PGFSB that are qualified by the confidential disclosures provided to the other party in connection with the Merger Agreement.

Southern National has agreed to various customary covenants and agreements, including (1) to conduct its business in the ordinary course in all material respects and (2) not to take certain actions during the interim period between the execution of the Merger Agreement and the consummation of the Merger (without the prior written consent of PGFSB).

PGFSB has agreed to various customary covenants and agreements, including (1) to conduct its business in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) not to engage in certain kinds of transactions or take certain actions during this period (without the prior written consent of Southern National) and (3) to convene and hold a meeting of its shareholders to consider and vote upon the Merger. In addition, subject to certain limited exceptions, PGFSB is subject to restrictions on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties.

Completion of the Merger is subject to various conditions, including, among others, (a) approval by PGFSB shareholders of the Merger, (b) effectiveness of the Registration Statement on Form S-4 (the “Registration Statement”) relating to the Southern National Common Stock that is to be issued to PGFSB shareholders in the Merger, (c) the absence of any law or order prohibiting the closing of the Merger, and (d) receipt of required regulatory approvals.  Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations, (iii) with respect to PGFSB, the receipt by PGFSB of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (iv) with respect to Southern National, entry into certain agreements by the directors of PGFSB and receipt of resignations from the directors of PGFSB to be effective as of the effective time of the Merger.

The Merger Agreement, in addition to providing that the parties can mutually agree to terminate the Merger Agreement, contains certain termination rights for each of Southern National and PGFSB.  Upon a termination of the Merger Agreement that is the result of prescribed circumstances, PGFSB would be obligated to pay Southern National a termination fee of $500,000.

Upon consummation of the transaction, Mr. Hal C. Rich III, the current President of PGFSB, will become an executive officer of each of Southern National and Sonabank, and Mr. Robert Y. Clagett, the current Chairman of the Board of Directors of PGFSB, will be appointed to the Board of Directors of each of Southern National and Sonabank.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed at a later date. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement will be filed only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Southern National or PGFSB, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the information that will be contained in, or incorporated by reference into, the Registration Statement (which will include a Proxy Statement pursuant to which shareholders of PGFSB will be asked to approve the Merger, and a Prospectus relating to shares of Southern National Common Stock that will be offered as part of the Merger Consideration), as well as the information that is contained in the filings that Southern National makes with the Securities and Exchange Commission (“SEC”), and the information that is contained in the Call Reports that Sonabank and PGFSB file with the appropriate bank regulatory authorities.

A free copy of the Registration Statement (including the Proxy Statement and Prospectus), as well as other filings containing information about Southern National, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Southern National by directing a request to R. Roderick Porter, President at (202) 464-1130 ext. 2406 or rporter@sonabank.com.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any shares of Southern National Common Stock, nor shall there be any offer, solicitation or sale of the Southern National Common Stock in any jurisdiction in which such offer, solicitation or sale is unlawful.  This communication also does not constitute the solicitation of any vote or approval.

ITEM 8.01	Other Events

On January 8, 2014, Southern National announced its entry into the Merger Agreement.  Southern National and Prince George’s Federal Savings Bank issued a joint press release in connection with the announcement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Joint Press Release dated January 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern National Bancorp of Virginia, Inc. (Registrant)

Date: January 13, 2014	By:	/s/ William H. Lagos
William H. Lagos Senior Vice President and Chief Financial Officer